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                                                                    Exhibit 23.1



INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement No. 33-46506 of Dycom Industries, Inc. on Form S-8 and Registration No. 333-72931 of Dycom Industries, Inc. on Form S-8 of our report dated August 25, 2000 appearing in this Annual Report on Form 10-K of Dycom Industries, Inc. for the year ended July 29, 2000.

DELOITTE & TOUCHE LLP
West Palm Beach, Florida

October 6, 2000